SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 2, 2008

Whole Foods Market, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-19797	74-1989366
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 Bowie Street

Austin, Texas 78703

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (512) 477-4455

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act

☐         Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐         Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐         Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.01.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lee Valkenaar, Executive Vice President of Global Support at Whole Foods Market is leaving his current position to become the new Chairman of the Board of the Company’s global foundation. This appointment will become effective after a short sabbatical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHOLE FOODS MARKET, INC.

Date: July 2, 2008	By:	/s/ Glenda Chamberlain
Glenda Chamberlain
Executive Vice President and
Chief Financial Officer